Exhibit 23.2

KPMG LLP Suite 2000 303 Peachtree Street, N.E. Atlanta, GA 30308-3210

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2023, with respect to the financial statements of Femasys Inc., incorporated herein by reference.

Atlanta, Georgia
April 5, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.